UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LAWSON SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

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Leading Proxy Advisory Firm ISS Recommends Lawson Stockholders Vote “FOR” Acquisition by Affiliate of Golden Gate Capital and Infor

ST. PAUL, Minn., June 10, 2011 — Lawson Software (Nasdaq: LWSN) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, recommends that Lawson stockholders vote “FOR” the Company’s proposed acquisition by GGC Software Holdings, Inc., an affiliate of Golden Gate Capital and Infor, at the special meeting of stockholders, scheduled for June 29, 2011.  ISS also recommends that stockholders vote in favor of all related board-sponsored proposals.

In its June 9, 2011 report, ISS noted that*:

“Based on a review of the terms of the transaction and the factors described [in the report], in particular, the board’s rationale and the premium received, shareholder support for the merger agreement is warranted.”

“We are pleased with the ISS recommendation, which supports the unanimous determination of our Board of Directors that the proposed transaction with Golden Gate Capital and Infor is in the best interests of Lawson and all of our stockholders,” said Harry Debes, Lawson’s president and chief executive officer. “We look forward to completing this transaction and urge Lawson stockholders to follow ISS’ recommendation by voting “FOR” the acquisition at the upcoming special meeting.”

As previously announced on April 26, 2011, Lawson entered into a definitive agreement to be acquired by GGC Software Holdings, Inc. in a transaction valued at approximately $2 billion.

-more-

Under the terms of the merger agreement, stockholders of Lawson will receive $11.25 per share in cash. The transaction is currently expected to close in the third calendar quarter of 2011.

Lawson stockholders of record at the close of business on Friday, May 27, 2011, will be entitled to vote at the special meeting.

On May 31, 2011, in connection with the merger, Lawson filed its definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Lawson stockholders are encouraged to read the Company’s definitive proxy materials, in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ unanimous recommendation that stockholders vote “FOR” the proposal to adopt the merger agreement.  The Company’s definitive proxy materials may be obtained free of charge at the SEC’s website at www.sec.gov., at Lawson’s website, www.lawson.com, or by contacting Investor Relations by phone at 651-767-4890, by email at investor@lawson.com or by mail at 380 St. Peter Street, St. Paul, MN 55102.

Lawson stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885; Email: proxy@mackenziepartners.com.

* Permission to use quotations was neither sought nor obtained.

About Lawson Software

Lawson Software is a global provider of enterprise software.  We provide business application software, maintenance and consulting to customers primarily in specific services, trade and manufacturing/distribution industries.  We specialize in and target specific industries including healthcare, services, public sector, equipment service management & rental, manufacturing & distribution and consumer products industries.  Our software solutions include Enterprise Financial Management, Human Capital Management, Business Intelligence, Asset Management, Enterprise Performance Management, Supply Chain Management, Service Management, Manufacturing Operations, Business Project Management and industry-tailored applications. Our applications help automate and integrate critical business processes, which enable our customers to collaborate with their partners, suppliers and employees, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the pending merger with GGC Software Holdings, Inc., an affiliate of Golden Gate Capital and Infor, may not be completed on a timely basis, if at all; the risk that the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson’s business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the fact that legal proceedings that have been instituted and the possibility that additional legal proceedings may be instituted against Lawson, its directors and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson’s targeted industries; the outcome of pending litigation; the relief sought by Lawson with respect to the judgment in the ePlus litigation might not be granted in whole or in part; and other risk factors listed in Lawson’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Lawson Software

Investor Contacts:

Barbara Doyle

+1-651-767-4385

investor@lawson.com

Dan Burch / Laurie Connell

MacKenzie Partners

+1-212-929-5748 / +1-212-378-7071

Media Contacts:

Terry Blake

+1-651-767-4766

terry.blake@us.lawson.com

Averell Withers / Jillian Palash

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449